                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S 8 of our report dated March 16, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Cardiac Science, Inc., which appears in Cardiac Science, Inc.'s Annual Report on Form 10 K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP

Orange County, California
September 1, 2005